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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT


     Subsidiary                      Jurisdiction of Incorporation
     ----------                      -----------------------------

 ART Acquisition Corp.                          Georgia

 NRLP Acquisition Corp.                         Delaware